Exhibit 10.7.2
FIRST AMENDMENT TO THE
MARRIOTT INTERNATIONAL, INC.
EXECUTIVE DEFERRED COMPENSATION PLAN

    WHEREAS, Marriott International, Inc. (the “Company”) sponsors the Marriott International, Inc. Executive Deferred Compensation Plan, as amended and restated February 11, 2022 and effective January 1, 2022 (the “Plan”);
WHEREAS, Section 7.3(c) of the Plan permits the Company’s most senior human resources executive (the “HR Officer”) to amend the Plan at any time and from time to time, provided that no such amendment materially increases the cost to the Company of maintaining the Plan;
WHEREAS, the HR Officer desires to amend the Plan to clarify the maximum deferral limitation for non-employee directors, consistent with the Plan’s administrative practice, and such amendment does not materially increase the cost to the Company of maintaining the Plan;
NOW THEREFORE BE IT RESOLVED, Plan Section 2.2(a) (Elections) shall be amended to provide as follows effective October 31, 2022:
2.2    Elections.
(a)    (i)    Each Participant (other than a Participant described under subsection 1.19 (d) or 1.19(e)) shall have the option each calendar year to designate in an Election, in the form prescribed in Section 2.3, a percentage (the "Deferral Percentage"), specified in multiples of one percent (1%) not to exceed eighty percent (80%) of such Participant's EDC Compensation for the pertinent Election Year, to be credited to the Deferred Compensation Reserve.
(ii)    Each Non-Employee Director shall have the option each calendar year to designate in an Election, in the form prescribed in Section 2.3, a Deferral Percentage, specified in multiples of one percent (1%) not to exceed one-hundred percent (100%) of such Participant’s EDC Compensation for the pertinent Election Year, to be credited to the Deferred Compensation Reserve.
(iii) Notwithstanding the foregoing subsections (i) and (ii), the Administrator shall have the right to approve or disapprove such Election by any Participant, in whole or in part, in the sole discretion of the Administrator on or before the last day the Participant is permitted to make such Election under Code section 409A(a)(4) and the regulations thereunder. In accordance with procedures prescribed by the Administrator, a Participant may make a separate election under this Section 2.2(a) with respect to regular pay and to bonus, and the deferral limit shall apply separately to each separate election.
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IN WITNESS WHEREOF, the HR Officer has adopted this resolution and amendment this 28th day of October, 2022.
/s/ Benjamin T. Breland
Benjamin T. Breland,
Executive Vice President and Chief Human Resources Officer